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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-147290) pertaining to the OSG America L.P. 2007 Omnibus Incentive Compensation Plan of OSG America L.P. of our reports dated March 4, 2009 with respect to (a) the consolidated financial statements of OSG America L.P. and the predecessor combined carve-out financial statements of OSG America Predecessor, and (b) the effectiveness of internal control over financial reporting of OSG America, L.P. included in this Annual Report (Form 10-K) for the year ended December 31, 2008.

/s/ Ernst & Young

Certified Public Accountants
Tampa, Florida
March 4, 2009

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM